Exhibit (a)(6)

                             ROYCE VALUE TRUST, INC.

                              ARTICLES OF AMENDMENT

          Royce Value Trust, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that the Articles Supplementary to the Corporation's Articles of Incorporation relating to the Corporation's 8% Cumulative Preferred Stock (the "Cumulative Preferred Stock") (the "Articles Supplementary") are hereby amended in the manner set forth below.

          FIRST: Article II is hereby further amended by deleting Paragraph 4(c) thereof in its entirety and inserting the following in lieu thereof:

                   4.    Voting  Rights.
                         --------------
                  (c)    Right to Vote with Respect to Certain Other Matters.
                         ---------------------------------------------------

                         (1) So long as any shares of the  Cumulative  Preferred
                    Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of two-thirds of the shares of the Cumulative Preferred Stock outstanding at the time, voting separately as one class, amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to materially adversely affect any of the contract rights expressly set forth in the Charter of holders of shares of the Cumulative Preferred Stock. The Corporation shall notify Moody's ten Business Days prior to any such vote described above. Unless a higher percentage is provided for under the Charter, the affirmative  vote  of  the  holders  of a  majority  of  the outstanding shares of Preferred Stock, including the Cumulative Preferred Stock, voting together as a single class, will be required to approve any plan of reorganization adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. For purposes of the preceding sentence, the phrase "vote of the holders of a majority of the outstanding shares of Preferred Stock" shall have the meaning set forth in the 1940 Act. The class vote of holders of shares of Preferred Stock, including the Cumulative Preferred Stock, described above, will be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized shares of Preferred Stock pursuant to the Charter or the issuance of additional shares of any series of Preferred Stock (including the Cumulative Preferred Stock) pursuant to the Charter shall not in and of itself be considered to adversely affect the contract rights of the holders of the Cumulative Preferred Stock.

                         (2)  Notwithstanding  the  foregoing,   and  except  as
                    otherwise required by the 1940 Act, (i) the holders of outstanding shares of the Cumulative Preferred Stock shall be entitled as a class, to the exclusion of the holders of all other securities, including other Preferred Stock, Common Stock and other classes of capital stock of the Corporation, to vote on matters affecting the Cumulative Preferred Stock that do not materially adversely affect any of the contract rights of holders of such other securities, including other Preferred Stock, Common Stock and other classes of capital stock of the Corporation, as expressly set forth in the Charter, and (ii) the holders of outstanding shares of the Cumulative Preferred Stock shall not be entitled to vote on matters affecting any other Preferred Stock that do not materially adversely affect the contract rights of the holders of the Cumulative Preferred Stock, as expressly set forth in the Charter.

          SECOND: The Articles Supplementary are hereby further amended by adding new Article III as follows:

                                   ARTICLE III

     ABILITY OF THE BOARD OF DIRECTORS TO MODIFY THE ARTICLES SUPPLEMENTARY
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                    To  the  extent  permitted  by  law, the Board of Directors, without the vote of the holders of the Cumulative Preferred Stock or any other capital stock of the Corporation, may amend the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not materially adversely affect any of the contract rights of holders of the Cumulative Preferred Stock or any other capital stock of the Corporation, as expressly set forth in the Charter, or, if the Corporation has not previously terminated compliance with the provisions hereof with respect to Moody's pursuant to paragraph 7 of Article II hereof, adversely affect the then current rating on the Cumulative Preferred Stock by Moody's.

          THIRD: The foregoing amendment to the Articles Supplementary was advised by the Board of Directors and approved by the stockholders of the Corporation.

          IN WITNESS WHEREOF, Royce Value Trust, Inc. has caused these presents to be signed in its name and on its behalf by a duly authorized officer and witnessed by its Secretary or Assistant Secretary as of this __th day of March, 1998.

          The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

                                        ROYCE VALUE TRUST, INC.

                                        /s/ John D. Diederich
                                        Name: John D. Diederich
                                        Title: President

Witness:

/s/ John E. Denneen
Name:  John E. Denneen
Title: Secretary